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                                                                  Exhibit 99.1


[ZOLTEK logo]
FOR IMMEDIATE RELEASE
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                  ZOLTEK RECEIVES SUPPLIER OF THE YEAR AWARD
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                 FROM INDUSTRY LEADER VESTAS WIND SYSTEMS A/S
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         ST. LOUIS, MISSOURI -- MARCH 9, 2010 -- Zoltek Companies, Inc.
(Nasdaq: ZOLT) today announced that it has been named 2009 "Supplier of the Year" by Vestas Blades A/S, the blade manufacturing division of Vestas Wind Systems A/S, of Denmark, the world's largest producer of advanced wind turbines and the rotor blades that power them.

         Accepting the award at the Vestas annual supplier conference, Zsolt Rumy, Zoltek Chairman and Chief Executive Officer, said - "Vestas is the leading company in the wind turbine business, creating a new generation of more powerful and efficient wind turbines with blades utilizing carbon fibers for the main structural components. In doing so, Vestas has become the largest user of carbon fibers in the world and we are proud to be their primary supplier and of the role that we have played in supporting this development."

         While the properties of carbon fiber as a key enabling material "have been well known for many years in the aerospace industry," Rumy pointed out that it is only within the last decade that other industries have embraced carbon fibers, owing mostly to concerns that the material could not be produced in adequate quantities or at a known and affordable cost to support large applications outside of aerospace. Overcoming those concerns - through the commercialization of carbon fibers as an everyday building material - has been Zoltek's stated mission for more than a decade.

         "Vestas trusted us on our ability to deliver on our promises at an early stage of Zoltek's development when the concept of carbon fibers as a low-cost, high-performance building material was still unproven" Rumy said. "We are grateful for that, and for the chance to share in the huge success that Vestas has enjoyed as the leader in global wind energy. Vestas is now our biggest single customer. We are committed to participate in and support Vestas' Triple 15 strategic plan by continued expansion of our capacity to keep up with their demand, by the implementation of a new just-in-time inventory system to reduce their carrying costs, by continued quality improvements and by continued productivity improvements. We look forward to the continuation of what we regard as a great partnership."


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[ZOLTEK logo]
Zoltek Receives Supplier of the Year Award From Industry Leader Vestas Wind Systems A/S
Page 2
March 9, 2010

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                       FOR FURTHER INFORMATION CONTACT:
                         ZSOLT RUMY, CHAIRMAN AND CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; (3) our current and expected future revenue; and (4) our ability to complete financing arrangements that are adequate to fund current operations and our long-term strategy.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and the slowdown in order rates from our wind energy customers; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (5) maintain profitable operations; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers' forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; (12) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (13) successfully prosecute patent litigation (14) successfully implement and coordinate our alliance with Global Blade Technology; and (15) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.